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The  shareholders  of MFS  Inflation-Adjusted  Bond Fund, a series of MFS Series
Trust IX, held a special meeting of shareholders on February 15, 2008. Shareholders represented in person or by proxy voted as follows:

Proposal 1: To approve an amendment to the current Master Distribution Plan adopted pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended, with respect to Class R1 Shares of the Fund.

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                           Number of Dollars       % of Outstanding
  % of Dollars Voted
                                                   Dollars
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Affirmative                           $439,693.73                 90.091%
         100.00%
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Against                                     $0.00                   .000%
             .000%
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Abstain                                     $0.00                   .000%
             .000%
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TOTAL                                 $439,693.73                 90.091%
           100.000%
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